UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2014

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan	48105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 556-0311

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 17, 2014, Aastrom Biosciences, Inc. (the “Company”) issued a press release announcing the closing of its previously announced public offering of common stock.  The Company sold 15,784,313 shares of common stock at $2.55 per share, including 2,058,823 shares of common stock sold pursuant to the exercise in full of the underwriters’ option to purchase additional shares. The Company received approximately $40.3 million in gross proceeds from the offering before underwriting discounts and commissions and other estimated offering expenses.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit  99.1                           Press release of Aastrom Biosciences, Inc., dated September 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2014	Aastrom Biosciences, Inc.

	By:	/s/ Gerard Michel
	Name:	Gerard Michel
	Title:	Chief Financial Officer and Vice President, Corporate Development